Exhibit 99.1
For Immediate Release
Local.com Reports Fourth Quarter and Full Year 2010 Financial Results
49 Percent Annual Revenue Growth
IRVINE, Calif., Feb. 7, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported its financial results for the fourth quarter and full year 2010.
SUMMARY RESULTS
(in thousands, except per share amounts)

	Q4 2010	Q3 2010	Q4 2009
Owned & Operated	$10,014	$11,576	$9,454
Network	6,156	6,818	5,043
SAS	3,875	4,063	1,867

Revenue	$20,045	$22,457	$16,364

Adjusted Net Income*	$3,154	$4,595	$1,970

Plus interest and other income (expense), net	(79)	(79)	(13)
Less provision for income taxes	33	—	(157)
Less non-cash depreciation, amortization and stock compensation	(2,993)	(2,597)	(1,685)

Less gain (loss) on revaluation of warrants	(1,006)	1,830	(573)

GAAP net income (loss)	$(891)	$3,749	$(458)

Diluted Adjusted Net Income per share *	$0.19	$0.27	$0.13
Diluted GAAP net income (loss) per share	$(0.05)	$0.22	$(0.03)

Diluted weighted average shares used for Adjusted Net Income per share	17,042	17,202	15,512
Diluted weighted average shares used for GAAP net income (loss) per share	16,576	17,202	14,454

Cash	$13,079	$11,887	$10,080

* See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.
“We experienced a monetization reduction as a result of the Yahoo/Bing integration. We now believe this to be primarily a one-time reset which is reflected in our Q1 guidance. Local.com expects strong growth for the remainder of the year, with quarterly revenues expected to increase by 50%, comparing Q1 to Q4 2011,” said Heath Clarke, Local.com chairman and CEO. “We remain excited about the growth prospects of our Social Buying division and continue to pursue complementary acquisitions to further differentiate our product suite and diversify our revenue streams.”
Fourth Quarter Results Highlights:
• Revenue — Fourth quarter 2010 revenue of $20.0 million represents an increase of 22% over fourth quarter 2009 revenue of $16.4 million.
• GAAP Net Income — Fourth quarter 2010 GAAP net loss was $891,000 or $(0.05) per diluted share, compared to fourth quarter 2009 GAAP net loss of $458,000 or $(0.03) per diluted share. Fourth quarter 2010 and 2009 GAAP net income included a loss on warrant revaluation of $1.0 million and $573,000 or $0.06 and $0.04 per diluted share, respectively.
• Adjusted Net Income — Fourth quarter 2010 Adjusted Net Income of $3.2 million or $0.19 per diluted share represents an increase of 60% over fourth quarter 2009 Adjusted Net Income of $2.0 million or $0.13 per diluted share.
Adjusted Net Income is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below, and the reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
Full Year 2010 Results Highlights:
• Revenue — Revenue was $84.1 million for the year ended December 31, 2010, which represents a 49.5% increase over $56.3 million in 2009.
• GAAP Net Income — GAAP net income was $4.2 million or $0.25 per diluted share for the year ended December 31, 2010. This compares to a GAAP net loss of $6.3 million or ($0.44) per share for the year ended December 31, 2009. Fiscal year 2010 and 2009 GAAP net income (loss) included a gain (loss) on warrant revaluation of $887,000 and ($3.0) million or $0.05 and ($0.21) per diluted share, respectively.
• Adjusted Net Income — Adjusted Net Income was $13.8 million or $0.82 per diluted share for the year ended December 31, 2010. This compares to Adjusted Net Income of $3.0 million or $0.21 per diluted share for the year ended December 31, 2009.
• Cash — On December 31, 2010, the company’s cash balance was $13.1 million. During the fourth quarter 2010, the company used $2.0 million in cash related to earnout payments for the OCTANE360 acquisition, $1.3 million in cash for capital expenditures, including capitalized website development costs, and $1.0 million in cash for purchase of intangible assets. These cash expenditures were offset by positive cash flow from operations resulting in an increase is cash of approximately $1.2 million.
• Debt — On December 31, 2010, the company had borrowings of $7.0 million outstanding under its $30 million revolving line of credit. At December 31, 2010, the company had $23 million available under the line of credit.
“We finished another year with 49 percent revenue growth,” said Ken Cragun, Local.com chief financial officer. “While we will continue to adapt to the Yahoo/Bing integration, we are encouraged by the prospects of our entry into the group buying market and the development of our sales channels for the OCTANE360 products.”

Fourth Quarter Operating and Recent Highlights:
• Number One in Directory Search — Compete.com ranked Local.com the highest traffic in the directory segment.
• Named to Deloitte’s 2010 Technology Fast 500™ — In October 2010, the company announced that it was ranked in the Deloitte’s 2010 Technology Fast 500™. This list includes the 500 fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America.
• Powering over 100,000 Local Websites — In October 2010, the company announced that the OCTANE360 platform now powers over 100,000 local websites.
• Asset Acquisition — In December 2010, the company announced the purchase of certain technology assets from iTwango, which allow advertisers to submit discounted offers to consumers who receive those geo-targeted offers daily via email.
• Appointments to Management Team — In December 2010, the company announced Ken Cragun, who previously served as the company’s interim chief financial officer, had been named chief financial officer. In conjunction with the purchase of the iTwango technology assets the company also created a new social buying business unit and appointed Malcolm Lewis as senior vice president and general manager of social buying.
• Public Offering — In January 2011, the company completed a public offering of 4.6 million shares at a public offering price of $4.25 per share. Net proceeds to the company from the sale of shares in the offering, after deducting underwriting discounts and commissions and other related expenses, was approximately $18.2 million.
Q4 2010 Owned & Operated (O&O):
• Revenue — Total O&O revenue was $10.0 million, up 6% from Q4 2009 revenue of $9.5 million.
• Traffic — Total O&O traffic was 56 million monthly unique visitors (MUVs), up 24% from Q4 2009 MUVs of 45 million.
• Organic Traffic — O&O organic traffic was approximately 5 million MUVs, flat from the year ago period. O&O organic traffic is defined as all non-SEM sourced traffic on owned and operated websites.
• Monetization of Traffic — Revenue per thousand visitors (RKV) was $200, down 22% from Q4 2009 RKV of $257.
Q4 2010 Network:
• Revenue — Total Network revenue was $6.2 million, up 22% from Q4 2009 Network revenue of $5.0 million.
• Network Sites — The company ended Q4 2010 with over 1,000 Network sites and over 80,000 domains under management, up from 754 Network sites in Q4 2009.
Q4 2010 Sales & Advertiser Services:
• Revenue — Total SAS revenue was $3.9 million, up 108% from Q4 2009 SAS revenue of $1.9 million.

• Small Business Subscribers — The company ended the fourth quarter of 2010 with over 45,000 small business subscribers. The decrease from the prior quarter is due to natural attrition after the company suspended the purchase of additional subscriber bases.
First Quarter 2011 Financial Guidance:
Revenue — The company expects first quarter 2011 revenue to be approximately $16.0 million.
Adjusted Net Income — Adjusted Net Income for Q1 2011 is expected to be approximately breakeven or $0.00 per diluted share assuming diluted weighted average shares of 21.8 million, taking into account the dilutive effect of stock options and warrants.
Projected Q1 2011 Adjusted Net Income Factors:
•	Interest Expense of $30,000

•	State Tax Provision Expense of zero

•	Depreciation Expense of $500,000

•	Amortization Expense of $1.2 million

•	Stock Compensation Expense of $900,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*
* The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore, cannot reasonably project our GAAP net income. We, therefore, cannot provide GAAP guidance, but we do report GAAP results.
Full Year 2011 Financial Guidance:
For full year 2011, the company expects revenues to be approximately $85 million.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Ken Cragun will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-804-6924 or 1-857-350-1670, passcode #55275495. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at: www.streetevents.com.
The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode # 79377820. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 1,000 partner sites. Local.com powers over 100,000 local websites, and tens of thousands of small businesses use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.

Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, Yahoo!-Bing paying less RPC and revenues to us for our search results, our ability to adapt our business following the Yahoo!-Bing integration or to improve our RPCs and revenues following that integration, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of the iTwango business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income, as defined above, is not a measurement under GAAP. Adjusted Net Income is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income is set forth at the end of this press release.
Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #
Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31,	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$13,079	$10,080
Restricted cash	—	35
Accounts receivable, net of allowances of $297 and $205, respectively	11,912	8,792
Note receivable	249	—
Prepaid expenses and other current assets	1,454	439

Total current assets	26,694	19,346

Property and equipment, net	7,119	2,270
Goodwill	17,339	13,231
Intangible assets, net	8,989	6,406
Long term note receivable	751	—
Deposits	52	—

Total assets	$60,944	$41,253

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,626	$8,891
Accrued compensation	1,906	1,112
Deferred rent	641	69
Warrant liability	2,840	3,727
Other accrued liabilities	651	876
Revolving line of credit	7,000	3,000
Deferred revenue	699	633

Total current liabilities	21,363	18,308

Deferred income taxes	188	—

Total liabilities	21,551	18,308

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 16,584 and 14,523 issued and outstanding, respectively	—	—
Additional paid-in capital	94,194	81,968
Accumulated deficit	(54,801)	(59,023)

Stockholders’ equity	39,393	22,945

Total liabilities and stockholders’ equity	$60,944	$41,253

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue	$20,045	$16,364	$84,137	$56,282

Costs and expenses:
Cost of revenues	11,834	9,838	46,517	33,953
Sales and marketing	3,282	2,804	14,356	11,959
General and administrative	1,899	1,728	8,685	7,404
Research and development	1,380	987	5,133	3,543
Amortization of intangibles	1,489	722	5,734	2,524

Total operating expenses	19,884	16,079	80,425	59,383

Operating income (loss)	161	285	3,712	(3,101)

Interest and other income (expense), net	(79)	(13)	(275)	(27)
Revaluation of warrants	(1,006)	(573)	887	(2,981)

Income (loss) before income taxes	(924)	(301)	4,324	(6,109)

(Benefit) Provision for income taxes	(33)	157	102	158

Net income (loss)	$(891)	$(458)	$4,222	$(6,267)

Per share data:
Basic net income (loss) per share	$(0.05)	$(0.03)	$0.26	$(0.44)

Diluted net income (loss) per share	$(0.05)	$(0.03)	$0.25	$(0.44)

Basic weighted average shares outstanding	16,576	14,454	15,966	14,388
Diluted weighted average shares outstanding	16,576	14,454	16,788	14,388
Supplemental Consolidated Statements of Operations Information
Stock-based Compensation Expense
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Cost of revenues	$81	$7	$244	$25
Sales and marketing	275	150	836	652
General and administrative	452	388	1,297	1,295
Research and development	114	147	534	392

Total stock-based compensation expense	$922	$692	$2,911	2,364

Net stock compensation expense per share
Basic	$0.06	$0.05	$0.18	$0.16

Diluted	$0.06	$0.05	$0.17	$0.16

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$4,222	$(6,267)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	7,152	3,258
Provision for doubtful accounts	130	175
Stock-based compensation expense	2,911	2,364
Revaluation of warrants	(887)	2,981
Deferred income taxes	168	—
Changes in operating assets and liabilities:
Accounts receivable	(3,250)	(3,635)
Note receivable	(1,000)	—
Prepaid expenses and other	(1,047)	(53)
Accounts payable and accrued liabilities	(158)	4,032
Deferred revenue	66	569

Net cash provided by operating activities	8,307	3,424

Cash flows from investing activities:
Capital expenditures	(6,267)	(1,931)
Decrease in restricted cash	35	31
Acquisition, net of cash acquired	(5,775)	—
Purchases of intangible assets	(4,937)	(6,834)

Net cash used in investing activities	(16,944)	(8,734)

Cash flows from financing activities:
Proceeds from exercise of warrants	6,974	—
Proceeds from exercise of options	1,911	591
Payment of expiring revolving credit facility	(3,000)	—
Proceeds from revolving credit facility	7,000	3,000
Repurchases of common stock	(1,221)	(337)
Payment of financing related costs	(28)	(6)

Net cash provided by financing activities	11,636	3,248

Net increase (decrease) in cash and cash equivalents	2,999	(2,062)
Cash and cash equivalents, beginning of period	10,080	12,142

Cash and cash equivalents, end of period	$13,079	$10,080

Supplemental Cash Flow Information:
Interest paid	$269	$75

Income taxes paid	$75	$1

LOCAL.COM CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(in thousands, except per share amounts)
(Unaudited)

			Three Months
			Ended
	Three Months Ended December 31,		September 30,
	2010	2009	2010
Net income (loss)	$(891)	$(458)	$3,749

Less interest and other income (expense), net	79	13	79
Plus provision for income taxes	(33)	157	—
Plus amortization of intangibles	1,489	722	1,561
Plus depreciation	582	271	330
Plus stock-based compensation	922	692	706
Plus revaluation of warrants	1,006	573	(1,830)

Adjusted Net Income	$3,154	$1,970	$4,595

Diluted Adjusted Net Income per share	$0.19	$0.13	$0.27

Diluted weighted average shares outstanding	17,042	15,512	17,202

	Year ended	Year ended
	December 31,	December 31,
	2010	2009
Net income (loss)	$4,222	$(6,267)
Less interest and other income (expense), net	275	27
Plus provision for income taxes	102	158
Plus amortization of intangibles	5,734	2,524
Plus depreciation	1,418	734
Plus stock-based compensation	2,911	2,364
Plus revaluation of warrants	(887)	2,981
Less non-recurring items	—	520

Adjusted Net Income	$13,775	$3,041

Diluted Adjusted Net Income per share	$0.82	$0.21

Diluted weighted average shares	16,788	14,714